EXHIBIT 5

                                 LAW OFFICE OF

                            STEVEN A. SANDERS, P.C.
                            120 BROADWAY, SUITE 3660
                            NEW YORK, NEW YORK 10271
                            TELEPHONE (212) 406-4700
                            FACSIMILE (212) 406-3750

      NEW JERSEY OFFICE:                                 HUNGARY OFFICE:
      ------------------                                 ---------------
       60 COURT STREET                                     VACI UTCA 18
HACKENSACK, NEW JERSEY 07601                          1052 BUDAPEST, HUNGARY
 TELEPHONE: (201) 487-3820                           TELEPHONE: (361) 266-5987
 FACSIMILE: (201) 487-3605


                                       August 21, 1997

Alchemy Holdings, Inc.
3025 N. E. 188th Street
Miami, Florida  33180

Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Alchemy Holdings, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 200,000 shares of the common stock of the Company, par value $.001 per share (the "Shares"), which will be issued to ("Alcott Simpson & Co., Inc.") a consultant to the Company pursuant to a Consulting Agreement (the "Consulting Agreement") dated as of March 12, 1997, by and between the Company and ASC.

                  As special counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Consulting Agreement, and that the Shares being registered pursuant to the Registration Statement, when issued under the Consulting Agreement in accordance with the terms of the Consulting Agreement, will be duly authorized, legally issued, fully paid and nonassessable.

August 21, 1997
Page Two (2)

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                       The Law Office of
                                       Steven A. Sanders, P. C.

                                       By: /s/ STEVEN A. SANDERS
                                          -------------------------------------
                                                   Steven A. Sanders

                                      - 2-